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                                                                    EXHIBIT 23.8

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Herrn
Dr. Henning F. Klose
Vorsitzender des Vorstands
TelDaFax AG
Postfach 22 06

35010 Marburg

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated August 2, 2000, relating to the consolidated financial statements of TelDaFax AG, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Wiesbaden, December 14, 2000

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ H. G. Bungers                     /s/ M. Karlik
-------------------------             -------------------------
H. G. Bungers                         M. Karlik